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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report, incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (No. 33-41360, No. 33-57609, No. 33-57607, No. 33-45564, No. 333-27783, No. 333-92175 and No. 333-
72528) and on Form S-3 (No. 33-54747, No. 33-65293, No. 33-59132 and No. 33-
14996). It should be noted that we have not audited any financial statements of the Company subsequent to September 30, 2000, or performed any audit procedures subsequent to the date of our report.

/s/ ARTHUR ANDERSEN LLP

St. Louis, Missouri
December 21, 2000

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